Exhibit 16.2

                                                       July 14, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Bioaccelerate Holdings, Inc. (formerly Mobile Design Concepts, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated April 29, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,


/s/ F E Hanson C.P.A.

F.E.HANSON, LTD